Exhibit 3(mm)

State of Delaware Secretary of State Division of Corporations Delivered 02:03 PM 03/04/2014 FILED 02:00 PM 03/04/2014 SRV 140283319 - 5491391 FILE

CERTIFICATE OF INCORPORATION

OF

US PACKAGING ACQUISITION INC.

The undersigned natural person of the age of eighteen years or more for the purpose of organizing a corporation for conducting the business and promoting the purposes hereafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

ARTICLE FIRST:

The name of the corporation is US Packaging Acquisition Inc. (hereafter the “Corporation”).

ARTICLE SECOND:

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle. The name of the registered agent at such address is the Corporation Service Company.

ARTICLE THIRD:

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOURTH:

The total number of shares of stock which the Corporation has the authority to issue is One Thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

ARTICLE FIFTH:

The name and address of the sole incorporator is as follows:

NAME:	ADDRESS:
Donna M. McClurkin-Fletcher	c⁄o Kirkland & Ellis LLP
655 Fifteenth Street, N.W.
Suite 1200
Washington, DC 20005

ARTICLE SIXTH:

The Corporation is to have perpetual existence.

ARTICLE SEVENTH:

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE EIGHTH:

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE NINTH:

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as director. Any repeal or modification of this ARTICLE NINTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE TENTH:

The Corporation may, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE ELEVENTH:

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TWELFTH:

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly, have hereunto set my hand this 4th day of March, 2014.

/s/ Donna M. McClurkin-Fletcher
Donna M. McClurkin-Fletcher, Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 11:53 AM 03/19/2014 FILED 11:17 AM 03/19/2014 SRV 140350812 - 5491391 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

US PACKAGING ACQUISITION INC.

Under Section 241 of the General Corporation Law of the State of Delaware

Pursuant to Section 241 of the General Corporation Law of the State of Delaware, the undersigned, being the sole incorporator of US Packaging Acquisition Inc. (hereinafter called the “Corporation”) does hereby certify:

FIRST:        The name of the Corporation is US Packaging Acquisition Inc.

SECOND:   The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 4, 2014.

THIRD:       The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article First thereof, relating to the name of the Corporation. Accordingly, Article First of the Certificate of Incorporation shall be amended to read in its entirety as follows:

“ARTICLE FIRST:

The name of the corporation is Signode Industrial Group US Inc. (hereafter the “Corporation”).”

FOURTH:   The Corporation has not received any payment for any of its stock.

FIFTH:        The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator of the Corporation. The directors of the Corporation were not named in the Certificate of Incorporation and to date have not been elected.

IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has duly executed this Certificate of Amendment of the Certificate of Incorporation as of this 19th day of March, 2014.

US PACKAGING ACQUISITION INC.

By:	/s/ Donna M. McClurkin-Fletcher
Name: Donna M. McClurkin-Fletcher Title: Sole Incorporator